Exhibit 10.26

9 September 2024

Variation Agreement

Between:

A.	Gelteq Limited (Gelteq); and

B.	ARC Group Limited (ARC).

1.	The parties (Gelteq and ARC) entered into a Financial Services Advisory agreement dated 13 February 2024 (Agreement).

2.	Terms capitalised herein, unless defined in this letter shall have the same meaning as in the Agreement.

3.	Clause 4 of the Agreement states that the Agreement expires upon completion of the IPO or 30 June 2024 (whichever is the soonest).

4.	The parties acknowledge that the IPO of Gelteq has not occurred and that Gelteq continues to require the services of Arc in accordance with this Agreement.

5.	The parties agree:

a.	to extend and vary the agreement so that the reference to 30 June 2024 is varied

b.	that all other terms and conditions of the Agreement remain in full force and effect;

c.	that no other provision of this agreement (including any provisions relating to the Advisory Service Fees) are varied;

d.	clauses 6 9 of the Agreement apply to this letter as though they were restated in this letter.

By signing this agreement the parties agree to the provision set out herein.

Agreed and accepted for an on behalf of:	Agreed and accepted for an on behalf of:

Gelteq Ltd	ARC Group Ltd

/s/ Nathan Givoni	/s/ Authorized Signatory
Nathan Givoni	Authorized Signatory
CEO	Managing Partner
Date: 09/09/2024	Date: 09/09/2024

Gelteq and Arc - Variation - 9 September 2024